July 22, 2014

EAGLE ROCK ANNOUNCES EARNINGS RELEASE DATE FOR SECOND QUARTER 2014 AND REAFFIRMS INTENT TO RESUME DISTRIBUTION FOR THIRD QUARTER 2014

HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (“Eagle Rock” or the “Partnership”) plans to report second quarter 2014 financial and operating results after market close on Wednesday, July 30, 2014. The second quarter 2014 earnings conference call will be held at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Thursday, July 31, 2014.
Interested parties may listen to the earnings conference call live over the Internet or via telephone. To listen live over the Internet, participants are advised to log on to the Partnership's web site at www.eaglerockenergy.com and select the “Events & Presentations” sub-tab under the “Investor Relations” tab. To participate by telephone, the call in number is 877-293-5457, conference ID 72892414. Participants are advised to dial into the call at least 15 minutes prior to the call. An audio replay of the conference call will also be available for thirty days by dialing 855-859-2056, conference ID 72892414. In addition, a replay of the audio webcast will be available by accessing the Partnership's web site after the call is concluded.
The Board determined not to pay a distribution for the second quarter of 2014. As previously disclosed, management intends to recommend to the Board resuming a quarterly distribution for the third quarter of 2014 (payable in November 2014), subject to the general business climate and the Partnership's specific operations and assets (including assets that may be acquired in potential acquisitions). In particular, and without limiting the generality of the foregoing, management’s distribution recommendations are subject to the Partnership’s results of operations, projections and the prevailing commodity price levels. All actual future distributions will be determined, declared and paid at the sole discretion of the Board of Directors.
About the Partnership
Eagle Rock is a growth-oriented master limited partnership engaged in (a) the exploitation, development, and production of oil and natural gas properties and (b) ancillary gathering, compressing, treating, processing and marketing services with respect to its production of natural gas, natural gas liquids, condensate and crude oil.
Contact:

Eagle Rock Energy Partners, L.P.

Bob Haines, 281-408-1303
Vice President and Chief Financial Officer

Chad Knips, 281-408-1203
Director, Corporate Finance and Investor Relations

Forward-Looking Statements

This news release may include "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include, but are not limited to, risks related to volatility of commodity prices; market demand for crude oil, natural gas and natural gas liquids; the effectiveness of the Partnership's hedging activities; the availability of local, intrastate and interstate transportation systems and other facilities to transport crude oil, natural gas and natural gas liquids; competition in the oil and gas industry; the Partnership's ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those implied or expressed by any forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of Eagle Rock’s risk factors, please consult Eagle Rock’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2013 and Eagle Rock’s Forms 10-Q filed with the SEC for subsequent quarters, including Eagle Rock’s Form 10-Q filed for the quarter ended June 30, 2014, when filed, as well as any other public filings, and press releases.